Exhibit 99.1

NYSE Amex Accepts China Shenghuo’s Compliance Plan for
Continued Listing

KUNMING, China, June 8, 2009 -- China Shenghuo Pharmaceutical Holdings, Inc. (NYSE Amex Equities: KUN) (“China Shenghuo” or the “Company”), which is engaged in the research, development, manufacture, and marketing of pharmaceutical, nutritional supplement and cosmetic products in the People’s Republic of China (“PRC”), today announced that the NYSE Amex LLC (the “NYSE Amex” or “Exchange”) has accepted the Company’s plan of compliance for continued listing.

On February 10, 2009 the Company received notice from the NYSE Amex Staff indicating that the Company is below certain of the Exchange’s continued listing standards due to the Company’s failure to hold an annual meeting of stockholders in 2008, as set forth in Section 704 of the NYSE Amex Company Guide. The Company submitted a plan of compliance to the Exchange by February 17, 2009. The plan was accepted by the Exchange and a listing extension was granted until August 11, 2009. The Company will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

The Company will hold its annual meeting of stockholders at 10:00 A.M. Beijing Time on Monday, June 15, 2009. The Company believes that holding the annual meeting will satisfy the deficiency, and the Company intends to hold future annual meetings of stockholders on an annual basis, in accordance with the Exchange’s listing standards.

“We are pleased with the decision by the Exchange to continue our listing and look forward to meeting the business goals established by the Company in our plan,” said Mr. Gui Hua Lan, Chief Executive Officer of China Shenghuo.

About China Shenghuo

Founded in 1995, China Shenghuo is a specialty pharmaceutical company that focuses on the research, development, manufacture and marketing of Sanchi-based medicinal and pharmaceutical, nutritional supplement and cosmetic products. Through its subsidiary, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., it owns thirty SFDA (State Food and Drug Administration) approved medicines, including the flagship product Xuesaitong Soft Capsules, which has already been listed in the Insurance Catalogue. At present, China Shenghuo incorporates a sales network of agencies and representatives throughout China, which markets Sanchi-based traditional Chinese medicine to hospitals and drug stores as prescription and OTC drugs primarily for the treatment of cardiovascular, cerebrovascular and peptic ulcer disease. The Company also exports medicinal products to Asian countries such as Indonesia, Singapore, Japan, Malaysia, and Thailand and to European countries such as the United Kingdom, Tajikstan, Russia and Kyrgyzstan. For more information, please visit http://www.shenghuo.com.cn.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management’s current expectations. Such factors include, but are not limited to, risks of litigation and governmental or other regulatory proceedings arising out of or related to any of the matters described in recent press releases, including arising out of the restatement of the Company’s financial statements; the Company’s ability to refinance or repay loans received; the Company’s uncertain business condition; the Company’s continuing ability to satisfy any requirements which may be prescribed by the Exchange for continued listing on the Exchange; risks arising from potential weaknesses or deficiencies in the Company’s internal controls over financial reporting; the Company’s reliance on one supplier for Sanchi; the possible effect of adverse publicity on the Company’s business, including possible contract cancellation; the Company’s ability to develop and market new products; the Company’s ability to establish and maintain a strong brand; the Company’s continued ability to obtain and maintain all certificates, permits and licenses required to open and operate retail specialty counters to offer its cosmetic products and conduct business in China; protection of the Company’s intellectual property rights; market acceptance of the Company’s products; changes in the laws of the People’s Republic of China that affect the Company’s operations; cost to the Company of complying with current and future governmental regulations; the impact of any changes in governmental regulations on the Company’s operations; general economic conditions; and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

China Shenghuo Pharmaceutical Holdings, Inc.
Mr. Changhua Mu
Securities Affairs Representative
Email: c.mu@chinashenghuo.net

Grayling
Eddie Cheung
Investor Relations
Tel: +1-646-284-9414
Email: eddie.cheung@us.grayling.com